PRICING SUPPLEMENT NO. 59                                        Rule 424 (b)(3)
DATED: February 24, 1999                                      File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                        THE BEAR STEARNS COMPANIES INC.
                          Medium-Term Notes, Series B
            With Minimum Maturity of Nine Months from Date of Issue

Principal Amount:  $25,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:             Fixed Rate Notes [_]     Certificated Notes [_]
February 26, 1999

Maturity Date:                   CUSIP#: 073928 HG 1
February 28, 2000

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:


                                             Optional                 Optional
                     Redemption              Repayment                Repayment
Redeemable On        Price(s)                Date(s)                  Price(s)
-------------        --------                -------                  --------

N/A                  N/A                     N/A                      N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly

[_]       CMT Rate

Initial Interest Rate: 5.00375%

Index Maturity:  Three Months

Spread (plus or minus): +0.0%
--------------------------------------


*     5/26/99, 8/26/99 and 11/26/99.

**    5/26/99, 8/26/99, 11/26/99 and 2/28/00.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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